Contract No. 840/08625142/25/01-13

Date of Signature: January 9, 2013

THE SELLER

The Open Joint Stock Company <<Isotope>>,

(JSC <<Isotope>>)

Pogodinskaya str., 22, Moscow, 119435, Russia.

Phone: +7(499) 245-01-18, 245-13-81.

THE BUYER

The Company IsoRay Medical, Inc.

350 Hills Street, Suite 106

Richland, WA 99354-5411 USA

THE CONSIGNEE

The Company IsoRay Medical, Inc.

350 Hills Street, Suite 106

Richland, WA 99354-5411 US

Airport of destination: Seattle or Portland, USA

NOTIFICATION

FedEX Trade Networks 16353 NE Cameron Blvd

Portland, Oregon 97230 USA

Phone: +1503-255 1391 ext.14

THE END USER

The Company IsoRay Medical, Inc.

350 Hills Street, Suite 106

Richland, WA 99354-5411 USA

THE MANUFACTURER

Open Joint Stock Company <<Institute of The Nuclear Materials>> (JSC<<INM>>)

624250, Russia, Sverdlovsk Region,

Zarechniy, PO Box 29

Phone.: 7 (34377) 362 64

FAX: 7 (34377) 333 96

E-mail: shipping@inm-rosatom.ru

TERMS OF DELIVERY

CPT airport Seattle or Portland, USA

(Incoterms 2010)

THE BUYERS and THE SELLERS have mutually agreed that under the present Contract during 2013-2014 the Sellers will deliver to the Buyers the following Goods:

Denomination and Specifications of the Goods	Total Activity of the lot on the calibration date, Ci	Quantity of lots, pcs	Price, USD per one lot	Amount, USD
Dehydrated water soluble cesium – 131 salt	[**]	[**]	[**]	[**]
The Goods are to be shipped in non-returnable type A transport packing sets. The value of the packing sets is included into the Goods price.
Total activity of the lot is established in accordance with the calibration date provided in the Buyers written order set to 12:00 p.m. (noon) Pacific Standard Time.
The Amount of the Contract: [**].

The above number of the Goods and total amount of the contract are to be considered as framework value only, whereas the actual number of the Goods and total amount will be based on the Buyer’s written orders, confirmed by the Seller, by means of sending to the Buyer the acceptance of the Buyer’s order.

The present contract is effective from the date of signing and will be valid until June 30, 2014.
All other terms and conditions of the Contract are nominated in Appendixes 1 and 2 to one and are the integral parts thereof.
The Contract and any Appendixes and Addenda to it shall be considered legally binding if provided by facsimile transmission.

THE SELLERS	THE BUYERS

/s/ Boris V. Akakiev	/s/ Dwight Babcock
Boris V. Akakiev	Dwight Babcock
Managing Director JSC <<Isotope>>	CEO IsoRay Medical

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

APPENDIX 1

to Contract No 840/08625142/25/01-13

Date of signing: January 9, 2013.

TERMS OF PAYMENT

Payment is to be sent by the Buyer in US Dollars within 30 (thirty) calendar days from the date of delivery of the goods.

After the delivery the Seller sends to the Buyer the following documents by Express mail:

1.       Invoices (3 copies),

2.       Transport Waybill (1 copy),

3.       Quality Certificate (2 copies),

4.       Shipping Specification (2 copies).

The payment is to be made by the Buyer by bank wire transfer to the following Sellers’ account:

The Open Joint Stock Company <<Isotope>> (JSC <<Isotope>>)

ACC No. [**] in Gazprombank (Open Joint- stock Company) SWIFT: GAZPRUMM

All expenses and commission fees of the Buyers Bank are to be paid by the Buyers, all expenses and commission fees of other Banks, including correspondent Banks, are to be paid by the Sellers. The funds due to the Seller from amount of payment are less fees and commissions of the corresponding Banks and all other banks except for the Buyer’s Bank commissions. The Buyers’ payment obligation is considered fulfilled when the payment has entered the above-mentioned Seller’s account.

THE SELLERS	THE BUYERS

/s/ Boris V. Akakiev	/s/ Dwight Babcock
Boris V. Akakiev	Dwight Babcock
Managing Director JSC <<Isotope>>	CEO IsoRay Medical

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

APPENDIX 2

to Contract No 840/08625142/25/01-13

Date of signing: January 9, 2013.

GENERAL CONDITIONS OF DELIVERY

1.    Terms of delivery.

1.1    When delivering the goods on terms under CPT (INCOTERMS 2010) the SELLER shall deliver the goods to the selected carrier and incur the transportation expense (air freight) to the agreed destination place.

1.1.2 The title as well as all the risks which the goods may be subject to, shall be transferred from the Sellers to the Buyers from the [**].

1.1.3 The [**].

1.1.4 The Seller is responsible for delivery of the Goods to the Buyer at 12:00 p.m. local time in the designated airport of delivery on the first Monday following the date of shipment.

1.1.5 The Seller is obligated to provide the Buyer with a [**]notice in the event of a planned interruption of service.

2.    Quality of the Goods.

2.1 The quality of the goods should meet the contractual technical requirements and should be confirmed by the Quality Certificate issued by the producer of goods.

3.    Quantity of Goods.

3.1 The quantity of sent goods and commodities in specified units should be attested by the Shipping Specification drawn up by the producer of goods and commodities or by the Sellers, or by the Certificate of Weight, or by the Packing List depending on the character of goods.

4.    Terms of Transportation.

4.1 Not later than [**]prior to the date of delivery the Buyers are obligated to provide shipping instructions to the Sellers, advising them on all necessary shipping requisites. In case the Buyers fail to send the information required for shipment in time to permit shipment, Buyer will bear all additional expenses arising out of this and all the risks which the goods may be exposed to starting from the agreed date of delivery or after the expiry of the agreed time of delivery.

5.    Notice of Shipment.

5.1 During [**] working day after the shipment, the Sellers are to notify the Buyers by fax of the following data:

-date of shipment;

-denomination of goods;

-quantity of goods;

-Contract number;

-quality characteristics (Quality Certificate);

-flight and Waybill numbers.

6.    Delivery and Acceptance of Goods, Claims.

6.1 The Goods are considered delivered by the Seller and accepted by the Buyer with respect to quality and quantity in accordance with the Certificate of Quality and Shipping Specifications including an invoice.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

6.2 In case of nonconformity of the Goods quantity or quality to the documents referenced in Section 6.1 above or any other nonconformity, (e.g. damage or loss in transit), the Buyer shall inform the Seller no later than [**] days after the receipt of the defective Goods by the Buyer.

6.3 Claims in respect of the Goods quality and quantity shall be accompanied with a written statement drawn up at the place of destination with the participation of the Seller’s representatives and quality control department.

6.4 The Claim must specify:

-the numbers and dates of the following documents: the Contract, the Purchase Order, the AWB, the Packing Slip and the Certificate of Quality;

-information on the integrity of the Type-A Shipping package and its internal contents;

-detailed results of the analytical measurements including analysis methods used;

-the Buyer’s conclusions regarding failure to meet the quality and/or quantity requirements of the Goods;

-the cost calculation of a missing quantity of the Goods or the Quantity that cannot be used in production.

The Claim must be signed by the Buyer.

Each claim shall be provided in English and Russian.

One copy of the claim shall be sent to the Seller via express mail and another copy shall be sent via fax or electronic mail.

6.5 Seller shall confirm the Claim receipt via fax or electronic mail and issue a reply no later than 7 (seven) business days after the Claim receipt. The reply must be sent in the same manner as the Claim, as described in Section 6.4 above.

6.6 Other than with respect to Goods which are damaged in transit by the Shipper or delayed beyond the time for delivery as required by Section 1.1.4 as a result of Shipper’s sole actions alone, the Buyer shall pay only for the Goods actually received that can be used in production. Payment amounts shall be based on the corrected invoice provided by the Seller, as adjusted for failures in quantity and quality described in Section 6.2 above. The copy of the corrected invoice shall be sent to the Buyer via fax or electronic mail.

6.7 Seller shall not be liable for the changes in the quality or quantity of the Goods caused by either damages caused by or delays resulting from the third party shipper of the Goods. Buyer shall be solely liable for carrying all insurance for goods in transit.

6.8 In case of return of the claimed goods, the buyers are to deliver the goods in packing which secure safety of goods during transportation.

7.    Penalties.

7.1 In case the Buyer does not send the payment in the terms stipulated in the Contract the Buyers is to pay the penalty amounted to [**]for each day of delay but no more than [**] of delivered value.

7.2 The obligation of the defaulting party to pay the penalty arises upon written demand submitted by the other party. In case of delay in performance, the penalty shall accrue from the due date of performance by the party of its obligation hereunder.

8.   Licenses.

8.1 The Sellers are obligated to obtain and are responsible for expenses related to the Export License, and the Buyers are obligated to obtain and are responsible for expenses for the Import License.

8.2 The Buyers are obligated to inform the Sellers on the obtaining the License for importation of goods under the present Contract, (in case of necessity of such License), not later than 30 days prior to the month of delivery.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

9.   Force-majeure.

9.1 Neither Party shall bear responsibility for the complete or partial non-performance of any of its obligations (except for failure to pay any sum which has become due under the provisions hereof), if the non-performance results from such circumstances as flood, fire, earthquake and other acts of God as well as war, military operations, blockade, acts or actions of state authorities or any other circumstances beyond the Parties control that have arisen after the conclusion of the contract. In this case the time stipulated for the performance of an obligation under the contract is extended correspondingly for the period of time of action of these circumstances and their consequences.

9.2 The Party for which the performance of obligation became impossible shall immediately notify in written form the other Party of the beginning, expected time of duration and cessation of above circumstances. Certificate of a Chamber of Commerce (Commerce and Industry) or other competent authority or organization of the respective country shall be a sufficient proof of commencement and cessation of the above circumstances.

10. Termination.

10.1 Buyer may terminate this Contract upon [**] days written notice to Seller, upon failure to [**] above, requested by Buyer for shipment within [**] days of the date scheduled for delivery to the designated airport (Section 1.1.4) over any consecutive [**]week period regardless of the reason [**]of the Buyer [**].

10.2 Seller may terminate this Contract upon [**]written notice if Buyer fails to [**] of the due date, provided that no invoice involving a shipment subject to a Claim shall be due until after such claim is either mutually resolved by the Parties or settled by Arbitration under Section 11.

11. Arbitration.

11.1 All disputes or differences which may arise out of or in connection with the present Contract (including disputes or differences connected with the non-validity and the conclusion of the Contract) are to be settled by Arbitration in accordance with the Rules of the Arbitration Institute of the Chamber of Commerce of Stockholm as are at present in force. The place of Arbitration shall be Stockholm, Sweden. The appointing authority shall be the Arbitration Institute of the Stockholm Chamber of Commerce.

11.2 The arbitral tribunal shall be composed of a sole arbitrator, appointed by the Arbitration Institute of the Stockholm Chamber of Commerce.

11.3 The present Contract is governed by the substantive law of Sweden with the exclusion of the provisions of conflict of laws. The Language to be used in the arbitration proceeding shall be English. The award of the Arbitration is final and binding upon both parties. All expenses with respect to the Arbitration shall be borne by the losing Party except otherwise mentioned by the Arbitration award.

12. Other Conditions.

12.1 All taxes, duties, fees and other expenses whatsoever connected with the fulfillment of the Contract on the territory of the Sellers’ country are to be paid by the Sellers and beyond it- at the expenses of the Buyers.

12.2 Neither of the parties is entitled to transfer its rights and obligations under the Contract to any third party without the written consent of the other Party.

12.3 Any alterations and/or appendices to the Contract are valid only if they are made out in the written form and signed by the duly authorized representatives of the Parties.

12.5 All Appendixes mentioned in the Contract are its integral parts.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

12.6 After the signing of the Contract all preceding negotiations and correspondences connected with it are out of force.

12.7 Moscow is considered to be the place of the Contract signing.

12.8 Facsimile signature of the Contract and all Appendixes and Addendums is permissible.

12.9 The present Contract is signed in Russian and English, both texts being authentic in duplicate, one original for each party concerned.

THE SELLERS	THE BUYERS

/s/ Boris V. Akakiev	/s/ Dwight Babcock
Boris V. Akakiev	Dwight Babcock
Managing Director JSC <<Isotope>>	CEO IsoRay Medical

APPENDIX 3

To Contract No 840/08625142/25/01-13

Date of signing: January 9, 2012.

PRODUCT QUALITY REQUIREMENTS

1.    Physical form.

1.1. Dried product with solids content of approximately [**] per shipment.

2.    Chemical form.

2.1. Any soluble salt of Cesium. There are no requirements for the determination of the specific chemical composition of the Cesium salt.

3.    Radiochemical purity.

3.1 CS isotopes activity per calibration (alert levels):

Cs-132/Cs-131:< [**];

Cs-134/Cs-131:< [**];

Cs-136/Cs-131:< [**];

Cs-137/Cs-131:< [**];

3.2 Impurities activity ratios per calibration (alert levels):

Ba- 131/Cs-131:< [**];

Ba- 133/Cs-131:< [**];

La- 140/Cs-131:< [**];

Co- 60/Cs-131:< [**];

Sb- 122/Cs-131:< [**];

Sb- 124/Cs-131:< [**];

Au- 198/Cs-131:< [**];

Zn- 65/Cs-131:< [**];

Ir- 192/Cs-131:< [**];

Sum of all other gamma emitters: <[**].

THE SELLERS	THE BUYERS

/s/ Boris V. Akakiev	/s/ Dwight Babcock
Boris V. Akakiev	Dwight Babcock
Managing Director JSC <<Isotope>>	CEO IsoRay Medical

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.